UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2012

ENERGIZER RESOURCES INC.

(Exact name of registrant as specified in its charter)

Minnesota (State or Other Jurisdiction of Incorporation)	000-51151 (Commission File Number)	20-0803515 (IRS Employer Identification No.)

520 – 141 Adelaide St. W., Toronto, Ontario, Canada (Address of Principal Executive Offices )	M5H 3L5 (Zip Code)

Registrant’s telephone number, including area code:   (416) 364-4911

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this report, the terms "we", “us", “our", the “Company" refer to Energizer Resources Inc., a Minnesota corporation.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 19, 2012, Mr. Craig Scherba was appointed as the Company’s President and Chief Operating Officer.

On September 19, 2012, Richard E. Schler resigned as the Company’s Chief Financial Officer (remaining as Executive Vice-President and a member of the Board of Directors) and Peter D. Liabotis was appointed as the Company’s Chief Financial Officer.

Mr. Scherba’s biography is as follows:

Mr. Scherba was appointed as our President and Chief Operating Officer during September 2012 and a director during January 2010.   Mr. Scherba served as Vice President, Exploration of the Company from  January 2010 to September 2012.  Mr. Scherba also servers as Vice President, Exploration of MacDonald Mines Exploration Ltd., Red Pine Exploration Inc. and Honey Badger Exploration Inc., all of which are  resource exploration companies trading on the TSX - Venture Exchange.   In addition, Mr. Scherba was professional geologist with Taiga  Consultants Ltd. (“Taiga”), a mining exploration consulting company from March 2003 to December 2009.  He was a managing partner of Taiga between January 2006 and December 2009.  Mr. Scherba has been a professional geologist (P. Geol.) since 2000, and his expertise includes supervising large Canadian and international exploration.  Mr. Scherba was an integral member of the exploration team that developed Nevsun Resources’ high grade gold, copper and zinc Bisha project in Eritrea. Mr. Scherba served as the Company's Country and Exploration Manager in Madagascar during its initial exploration stage.

Mr. Liabotis’ biography is as follows:

Mr. Liabotis was appointed as our Senior Vice President and Chief Financial Officer on September 19, 2012.  From October 2009 through September 18, 2012, Mr. Liabotis served as our company’s Vice President – Finance. Mr. Liabotis also currently serves as Vice President - Finance of  MacDonald Mines Exploration Ltd., Red Pine Exploration Inc. and Honey Badger Exploration Inc., all of which are resource exploration companies trading on the TSX - Venture Exchange.  From August 2008 to September 2009 Mr. Liabotis worked for EFG Wealth Management (Canada), Ltd assisting with accounting matters and Canadian mutual fund launches.  From July 1998 through July 2008, Mr. Liabotis was the Senior Vice-President and Chief Financial Officer of Olympia  Capital (Bermuda) Ltd, a Bermuda corporation.  Prior to July 1998,  Mr. Liabotis worked for two years at PriceWaterhouseCoopers in Bermuda and two years with KPMG in Canada.  Mr. Liabotis is a member of the Board of Directors of Honey Badger Exploration, Inc. Mr.  Liabotis is a Chartered Accountant (through the Institute of Chartered Accountants of Ontario), received his Bachelor of Commerce,  Honours from the University of Windsor and received his Bachelor of Arts from the Western University (in Ontario, Canada).

The Company does not have an employment agreement or consulting agreement with Mr. Scherba, Mr. Schler or Mr. Liabotis.  All three individuals receive approximately CAD$12,000 per month, although the compensation varies from month to month depending on various factors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 21, 2012

ENERGIZER RESOURCES INC.

 By:  /s/  Peter D. Liabotis

Peter D. Liabotis

Chief Financial Officer